SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 5, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 864-0500

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

In January 2010, Tri-Valley Corporation issued 5,153,332 shares of shares of restricted common stock to 75 accredited investors, including 65 U.S. residents and 10 non-U.S. residents..  These sales were made in privately- negotiated transactions in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933 and were approved by the NYSE Amex LLC on January 5, 2010.  Prices paid for the shares ranged from $1.00 to $2.00 per share, for a total consideration of $7,171,750.

Tri-Valley intends to use the proceeds of these sales for working capital and to accelerate its oil and gas field development programs already underway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: January 8, 2010	/s/ Maston Cunningham
Maston Cunningham, President and Chief Operating Officer